As filed with the Securities Exchange Commission on March 29, 2012
Registration No. 333-67420

U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO
FORM SB-2 ON
FORM S-1

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

AURI, INC.
(Exact name of registrant as specified in its charter)

Delaware	2111	33-0619264
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

1200 North Coast Highway, Laguna Beach, California 92651
(949) 793-4045
(Address and telephone number of principal executive offices and principal place of business)

Ori Rosenbaum
President and Chief Executive Officer
Auri, Inc.
1200 North Coast Highway
Laguna Beach, California 92651
(949) 793-4045
(Name, address and telephone number of agent for service)

Copies of all correspondence to:
Larry A. Cerutti, Esq.
Rutan & Tucker, LLP
611 Anton Boulevard, 14th Floor
Costa Mesa, California  92626
(714) 641-5100 / (714) 546-9035 (fax)

Approximate date of proposed sale to the public: Not applicable.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE: Not Applicable.

DEREGISTRATION OF SECURITIES

In accordance with the registrant’s undertaking set forth in the registration statement, effective as of the date and time that this post-effective amendment no. 1 is declared effective, the registrant hereby deregisters such shares of its common stock that were registered on the registration statement (333-67420) but were not sold under the registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laguna Beach, State of California, on this 28th day of March, 2012.

Auri, Inc.,
a Delaware corporation

By:	/s/ ORI ROSENBAUM
Ori Rosenbaum
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ORI ROSENBAUM	President, Chief Executive Officer (principal executive officer),
Ori Rosenbaum	Acting Chief Financial Officer (principal accounting officer) and Director	March 28, 2012